EXHIBIT 99.1

[Note to Editors: The following NTK Holdings release is similar to the Nortek, Inc. release on first-quarter financial results except primarily for the impact of certain NTK Holdings senior discount notes, senior unsecured loan facility and amounts reported as shareholders investment.]

NTK HOLDINGS REPORTS
1ST-QUARTER RESULTS

PROVIDENCE, RI, May 9, 2008—NTK Holdings, Inc. (“NTK Holdings”), the parent company of Nortek Holdings, Inc. (“Nortek Holdings”) and Nortek, Inc. (“Nortek”), a leading diversified global manufacturer of innovative, branded residential and commercial ventilation, HVAC and home technology convenience and security products, today announced first-quarter financial results.  NTK Holdings reported sales of $540 million and operating earnings of $23.4 million for the quarter ended March 29, 2008.

Key financial highlights for the first quarter of 2008 included:

•	Net sales of $540 million, compared to the $553 million recorded in 2007.

•	Operating earnings of $23.4 million compared to $44.8 million in the first quarter of 2007.

•	Depreciation and amortization expense of $17.4 million compared to $14.6 million in last year’s first quarter.

•	Acquisitions contributed approximately $11.2 million in net sales and reduced operating earnings by $1.2 million for the quarter ended March 29, 2008.

Richard L. Bready, Chairman and Chief Executive Officer, said, “NTK Holdings continues to manage its business well in this difficult housing market.  However, operating results were adversely impacted as the housing market continued to weaken.  Additionally, operating earnings were also impacted in the first quarter of 2008 by higher commodity and transportation costs, which were only partially offset by continued strategic sourcing initiatives and improvements in manufacturing efficiency.”

As of March 29, 2008, NTK Holdings had approximately $53 million in unrestricted cash, cash equivalents and marketable securities and had $45 million of borrowings outstanding under its revolving credit facility.

Mr. Bready added, “We expect the existing home sales market and the continued instability in the troubled mortgage market will continue to have a negative impact on consumer spending on home remodeling and repair expenditures throughout 2008.”

NTK Holdings*, the parent company of Nortek Holdings* and Nortek*, is a leading diversified global manufacturer of innovative, branded residential and commercial ventilation, HVAC and home technology convenience and security products.  NTK Holdings and Nortek offer a broad array of products including:  range hoods, bath fans, indoor air quality systems, medicine cabinets and central vacuums, heating and air conditioning systems, and home technology offerings, including audio, video, access control, security and other products.

*As used herein, the terms “NTK Holdings,” “Nortek Holdings” or “Nortek” refers to NTK Holdings, Inc., together with its subsidiaries, unless the context indicates otherwise. These terms are used for convenience only and are not intended as a precise description of any of the separate corporations, each of which manages its own affairs.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on Nortek’s current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors impacting such forward-looking statements include the availability and cost of raw materials and purchased components, the level of construction and remodeling activity, changes in general economic conditions, the rate of sales growth and product liability claims. Nortek undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. For further information, please refer to the reports and filings of NTK Holdings and Nortek with the Securities and Exchange Commission.

# # #

NTK HOLDINGS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED SUMMARY OF OPERATIONS

	For the first quarter ended
	March 29, 2008	March 31, 2007
	(Dollar amounts in millions)

Net Sales	$540.2	$552.5

Costs and Expenses:
Cost of products sold	391.6	384.6
Selling, general and administrative expense, net (see Note B)	118.5	117.1
Amortization of intangible assets	6.7	6.0
	516.8	507.7
Operating earnings	23.4	44.8
Interest expense	(43.0)	(42.3)
Investment income	0.2	0.4
(Loss) earnings before (benefit) provision for income taxes	(19.4)	2.9
(Benefit) provision for income taxes	(5.4)	1.7
Net (loss) earnings	$(14.0)	$1.2

The accompanying notes are an integral part of this unaudited condensed consolidated summary of operations.

(A)
The unaudited condensed consolidated summary of operations includes the accounts of NTK Holdings, Inc. and all of its wholly-owned subsidiaries (individually and collectively, the “Company” or “NTK Holdings”), after elimination of intercompany accounts and transactions, without audit and, in the opinion of management, reflects all adjustments of a normal recurring nature necessary for a fair statement of the interim periods presented.  It is suggested that this unaudited condensed consolidated summary of operations be read in conjunction with the consolidated financial statements and the notes included in the Company's latest quarterly report on Form 10-Q, its annual report on Form 10-K and its Current Reports on Form 8-K as filed with the Securities and Exchange Commission (“SEC”).

(B)
During the first quarter ended March 29, 2008 and March 31, 2007, the Company’s results of operations include the following expense items recorded in selling, general and administrative expense, net in the accompanying unaudited condensed consolidated summary of operations:

	For the first quarter ended
	March 29, 2008		March 31, 2007
	(Amounts in millions)

Charges related to the closure of the Company's
NuTone, Inc. Cincinnati, OH facility	$	---	$0.6
Legal and other professional fees and expenses
incurred in connection with matters related to
certain subsidiaries based in Italy and Poland		---	1.0
Fees and expenses incurred in the HTP segment
in connection with a dispute with one of its suppliers		0.2	---
Reserve for amounts due from customers in the HVAC segment		---	1.8
Foreign exchange losses related to transactions,
including intercompany debt not indefinitely invested
in the Company's subsidiaries		0.1	0.3
		$0.3	$3.7

(C)
The Company uses EBITDA as both an operating performance and liquidity measure.  Operating performance measure disclosures with respect to EBITDA are provided below.  Refer to Note D for liquidity measure disclosures with respect to EBITDA and a reconciliation from net cash flows from operating activities to EBITDA.

EBITDA is defined as net earnings (loss) before interest, taxes, depreciation and amortization expense.  EBITDA is not a measure of operating performance under U.S. generally accepted accounting principles (“GAAP”) and should not be considered as an alternative or substitute for GAAP profitability measures such as operating earnings (loss) from continuing operations, discontinued operations, extraordinary items and net earnings (loss).  EBITDA as an operating performance measure has material limitations since it excludes, among other things, the statement of operations impact of depreciation and amortization expense, interest expense and the provision (benefit) for income taxes and therefore does not necessarily represent an accurate measure of profitability, particularly in situations where a company is highly leveraged or has a disadvantageous tax structure.  The Company uses a significant amount of capital assets and depreciation and amortization expense is a necessary element of the Company’s costs and ability to generate revenue and therefore its exclusion from EBITDA is a material limitation.  The Company has a significant amount of debt and interest expense is a necessary element of the Company’s costs and ability to generate revenue and therefore its exclusion from EBITDA is a material limitation.  The Company generally incurs significant U.S. federal, state and foreign income taxes each year and the provision (benefit) for income taxes is a necessary element of the Company’s costs and therefore its exclusion from EBITDA is a material limitation.  As a result, EBITDA should be evaluated in conjunction with net earnings (loss) for a more complete analysis of the Company’s profitability, as net earnings (loss) includes the financial statement impact of these items and is the most directly comparable GAAP operating performance measure to EBITDA.  As EBITDA is not defined by GAAP, the Company’s definition of EBITDA may differ from and therefore may not be comparable to similarly titled measures used by other companies, thereby limiting its usefulness as a comparative measure.  Because of the limitations that EBITDA has as an analytical tool, investors should not consider it in isolation, or as a substitute for analysis of the Company’s operating results as reported under GAAP.

Company management uses EBITDA as a supplementary non-GAAP operating performance measure to assist with its overall evaluation of Company and subsidiary operating performance (including the performance of subsidiary management) relative to outside peer group companies.  In addition, the Company uses EBITDA as an operating performance measure in financial presentations to the Company’s Board of Directors, shareholders, various banks participating in Nortek’s Credit Facility, note holders and Bond Rating agencies, among others, as a supplemental non-GAAP operating measure to assist them in their evaluation of the Company’s performance.  The Company is also active in mergers, acquisitions and divestitures and uses EBITDA as an additional operating performance measure to assess Company, subsidiary and potential acquisition target enterprise value and to assist in the overall evaluation of Company, subsidiary and potential acquisition target performance on an internal basis and relative to peer group companies.  The Company uses EBITDA in conjunction with traditional GAAP operating performance measures as part of its overall assessment of potential valuation and relative performance and therefore does not place undue reliance on EBITDA as its only measure of operating performance.

The Company believes EBITDA is useful for both the Company and investors as it is a commonly used analytical measurement for comparing company profitability, which eliminates the effects of financing, differing valuations of fixed and intangible assets and tax structure decisions.  The Company believes that EBITDA is specifically relevant to the Company, due to the different degrees of leverage among its competitors, the impact of purchase accounting associated with acquisitions, which impacts comparability with its competitors who may or may not have recently revalued their fixed and intangible assets, and the differing tax structures and tax jurisdictions of certain of the Company’s competitors.  The Company has included EBITDA as a supplemental operating performance measure, which should be evaluated by investors in conjunction with the traditional GAAP performance measures discussed earlier in this summary of operations for a complete evaluation of the Company’s operating performance.

The following table presents a reconciliation from net (loss) earnings, which is the most directly comparable GAAP operating performance measure, to EBITDA for the first quarter ended March 29, 2008 and March 31, 2007:

	For the first quarter ended
	March 29, 2008	March 31, 2007
	(Dollar amounts in millions)

Net (loss) earnings (1), (2)	$(14.0)	$1.2
(Benefit) provision for income taxes	(5.4)	1.7
Interest expense (3)	43.0	42.3
Investment income	(0.2)	(0.4)
Depreciation expense	10.7	8.6
Amortization expense	6.7	6.0
EBITDA	$40.8	$59.4

(1)
In the RVP segment, net loss for the first quarter ended March 29, 2008 includes net foreign exchange losses of approximately $0.5 million related to transactions, including intercompany debt not indefinitely invested in the Company’s subsidiaries.

In the HTP segment, net loss for the first quarter ended March 29, 2008 includes approximately $0.2 million of fees and expenses incurred in connection with a dispute with a supplier.

In the HVAC segment, net loss for the first quarter ended March 29, 2008 includes net foreign exchange gains of approximately $0.3 million related to transactions, including intercompany debt not indefinitely invested in the Company’s subsidiaries.

(2)
In the RVP segment, net earnings for the first quarter ended March 31, 2007 include an approximate $0.6 million charge related to the closure of the Company’s NuTone, Inc. Cincinnati, Ohio facility, legal and other professional fees and expenses incurred in connection with matters related to certain subsidiaries based in Italy and Poland of approximately $1.0 million and net foreign exchange losses of approximately $0.2 million related to transactions, including intercompany debt not indefinitely invested in the Company’s subsidiaries.

In the HVAC segment, net earnings for the first quarter ended March 31, 2007 include a charge of approximately $1.8 million related to reserves for amounts due from customers and net foreign exchange losses of approximately $0.2 million related to transactions, including intercompany debt not indefinitely invested in the Company’s subsidiaries.

(3)
Interest expense for the first quarter ended March 29, 2008 includes cash interest of approximately $26.0 million and non-cash interest of approximately $17.0 million.  Interest expense for the first quarter ended March 31, 2007 includes cash interest of approximately $27.8 million and non-cash interest of approximately $14.5 million.

(D)
The Company uses EBITDA as both a liquidity and operating performance measure.  Liquidity measure disclosures with respect to EBITDA are provided below.  Refer to Note C for operating performance measure disclosures with respect to EBITDA and a reconciliation from net earnings (loss) to EBITDA.

EBITDA is defined as net earnings (loss) before interest, taxes, depreciation and amortization expense.  EBITDA is not a measure of cash flow under U.S. generally accepted accounting principles (“GAAP”) and should not be considered as an alternative or substitute for GAAP cash flow measures such as cash flows from operating, investing and financing activities.  EBITDA does not necessarily represent an accurate measure of cash flow performance because it excludes, among other things, capital expenditures, working capital requirements, significant debt service for principal and interest payments, income tax payments and other contractual obligations, which may have a significant adverse impact on a company’s cash flow performance thereby limiting its usefulness when evaluating the Company’s cash flow performance.  The Company uses a significant amount of capital assets and capital expenditures are a significant component of the Company’s annual cash expenditures and therefore their exclusion from EBITDA is a material limitation.   The Company has significant working capital requirements during the year due to the seasonality of its business, which require significant cash expenditures and therefore its exclusion from EBITDA is a material limitation.  The Company has a significant amount of debt and the Company has significant cash expenditures during the year related to principal and interest payments and therefore their exclusion from EBITDA is a material limitation.  The Company generally pays significant U.S. federal, state and foreign income taxes each year and therefore its exclusion from EBITDA is a material limitation.  As a result, EBITDA should be evaluated in conjunction with net cash from operating, investing and financing activities for a more complete analysis of the Company’s cash flow performance, as they include the financial statement impact of these items.  Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and EBITDA does not reflect any cash requirements for replacements.  As EBITDA is not defined by GAAP, the Company’s definition of EBITDA may differ from and therefore may not be comparable to similarly titled measures used by other companies thereby limiting its usefulness as a comparative measure.  Because of the limitations that EBITDA has as an analytical tool, investors should not consider it in isolation, or as a substitute for analysis of the Company’s cash flows as reported under GAAP.

Company management uses EBITDA as a supplementary non-GAAP liquidity measure to allow the Company to evaluate its operating units cash-generating ability to fund income tax payments, corporate overhead, capital expenditures and increases in working capital.  EBITDA is also used by management to allocate resources for growth among its businesses, to identify possible impairment charges, to evaluate the Company’s ability to service its debt and to raise capital for growth opportunities, including acquisitions.  In addition, the Company uses EBITDA as a liquidity measure in financial presentations to the Company’s Board of Directors, shareholders, various banks participating in Nortek’s Credit Facility, note holders and Bond Rating agencies, among others, as a supplemental non-GAAP liquidity measure to assist them in their evaluation of the Company’s cash flow performance.  The Company uses EBITDA in conjunction with traditional GAAP liquidity measures as part of its overall assessment of cash flow ability and therefore does not place undue reliance on EBITDA as its only measure of cash flow performance.

The Company believes EBITDA is useful for both the Company and investors as it is a commonly used analytical measurement for assessing a company’s cash flow ability to service and/or incur additional indebtedness, which eliminates the impact of certain non-cash items such as depreciation and amortization.  The Company believes that EBITDA is specifically relevant to the Company due to the Company’s leveraged position as well as the common use of EBITDA as a liquidity measure within the Company’s industries by lenders, investors, others in the financial community and peer group companies.  The Company has included EBITDA as a supplemental liquidity measure, which should be evaluated by investors in conjunction with the traditional GAAP liquidity measures discussed earlier in this summary of operations for a complete evaluation of the Company’s cash flow performance.

The following table presents a reconciliation from net cash provided by (used in) operating activities, which is the most directly comparable GAAP liquidity measure, to EBITDA for the first quarter ended March 29, 2008 and March 31, 2007:

	For the first quarter ended
	March 29, 2008	March 31, 2007
	(Dollar amounts in millions)

Net cash provided by (used in) operating activities	$0.5	$(13.3)
Cash used by working capital and other long-term
asset and liability changes	11.0	45.0
Deferred federal income tax benefit (provision)	8.9	(1.3)
Non-cash interest expense, net	(17.0)	(14.5)
Non-cash stock-based compensation expense	---	(0.1)
(Benefit) provision for income taxes	(5.4)	1.7
Interest expense (1)	43.0	42.3
Investment income	(0.2)	(0.4)
EBITDA (2), (3)	$40.8	$59.4

(1)
Interest expense for the first quarter ended March 29, 2008 includes cash interest of approximately $26.0 million and non-cash interest of approximately $17.0 million.  Interest expense for the first quarter ended March 31, 2007 includes cash interest of approximately $27.8 million and non-cash interest of approximately $14.5 million.

(2)
In the RVP segment, EBITDA for the first quarter ended March 29, 2008 includes net foreign exchange losses of approximately $0.5 million related to transactions, including intercompany debt not indefinitely invested in the Company’s subsidiaries.

In the HTP segment, EBITDA for the first quarter ended March 29, 2008 includes approximately $0.2 million of fees and expenses incurred in connection with a dispute with a supplier.

In the HVAC segment, EBITDA for the first quarter ended March 29, 2008 includes net foreign exchange gains of approximately $0.3 million related to transactions, including intercompany debt not indefinitely invested in the Company’s subsidiaries.

(3)
In the RVP segment, EBITDA for the first quarter ended March 31, 2007 includes an approximate $0.6 million charge related to the closure of the Company’s NuTone, Inc. Cincinnati, Ohio facility, legal and other professional fees and expenses incurred in connection with matters related to certain subsidiaries based in Italy and Poland of approximately $1.0 million and net foreign exchange losses of approximately $0.2 million related to transactions, including intercompany debt not indefinitely invested in the Company’s subsidiaries.

In the HVAC segment, EBITDA for the first quarter ended March 31, 2007 includes a charge of approximately $1.8 million related to reserves for amounts due from customers and net foreign exchange losses of approximately $0.2 million related to transactions, including intercompany debt not indefinitely invested in the Company’s subsidiaries.

(E)
At March 29, 2008, the Company had unrestricted cash and cash equivalents of approximately $53.0 million, outstanding borrowings under the U.S. revolving portion of Nortek’s senior secured credit facility of approximately $45.0 million and total indebtedness (including the outstanding borrowings noted above) of approximately $2,044.2 million.  In April 2008, the Company incurred additional indebtedness of approximately $22.5 million, net of payments related to certain contingent consideration earn-outs and other acquisition payments.